Memphis, TN, April 12, 2006 - The Restaurant Company today reported financial results for its 2005 fiscal fourth quarter and its fiscal year ended December
25, 2005.

HIGHLIGHTS FOR THE FOURTH QUARTER OF FISCAL 2005 AS COMPARED TO THE FOURTH
QUARTER OF FISCAL 2004 WERE:

     o    Revenue increased by 1.9% to $81.7 million.
     o    Comparable restaurant revenues increased by 2.2%
     o    Foxtail revenue increased 4.6% to $12.2 million.
     o The Company reported a net loss of $0.4 million compared to net income of $2.0 million for 2004. The decrease in net income is primarily a result of the sale-leaseback transaction consummated in June 2005.
          Rent expense in the fourth quarter of 2005 increased by $3.4 million over the same quarter of 2004.
     o During the fourth quarter, the Company opened one franchise store, closed one company-operated store and closed four franchise stores.

HIGHLIGHTS FOR THE FISCAL YEAR 2005 AS COMPARED TO THE FISCAL YEAR 2004 WERE:

     o    Revenue increased by 3.2% to $352.3 million.
     o    Comparable restaurant revenues increased by 1.3%.
     o    Foxtail revenue increased 24.4% to $47.8 million.
     o After giving effect to $5.5 million of transaction costs, related to the acquisition of the Company by an affiliate of Castle Harlan, Inc., and $8.9 million of stock compensation expense the Company reported net income of $9.8 million compared to $5.1 million for 2004.
     o Year to date, the Company opened ten franchise stores, closed one company-operated store and closed thirteen franchise stores. Also, one company-operated store was sold to a franchisee. At December 25, 2005, we had 151 company-operated stores and 331 franchise stores in our system.

J. Trungale, President and Chief Executive Officer of The Restaurant Company commented "this past year was successful on a number of levels including the fact that we improved our in-store execution and simplified our menu. While there are certainly opportunities for further development of the bakery business, we hit plan, our franchise system is strong and we now have a solid working model and strategy in place that positions us for future growth."

FOURTH QUARTER OF FISCAL 2005 FINANCIAL RESULTS

Revenues for the fourth quarter of fiscal 2005 increased 1.9% to $81.7 million from $80.2 million for the fourth quarter of fiscal 2004. The growth in revenues is attributable to an increase in comparable restaurant sales.

Food cost decreased slightly to $22.9 million for the fourth quarter of fiscal
2005 from $23.0 million for the fourth quarter of fiscal 2004.

Labor and benefits costs decreased $0.3 million to $25.6 million for the fourth quarter of fiscal 2005 from $25.9 million for the fourth quarter of fiscal 2004.

Restaurant operating expenses increased $5.4 million to $19.6 million for the fourth quarter of fiscal 2005 from $14.2 million for the fourth quarter of fiscal 2004. This increase is primarily due to increased restaurant rent expense as a result of the sale-leaseback transaction consummated during 2005.

General and administrative expenses decreased $0.1 million to $7.5 million for the fourth quarter of fiscal 2005 from $7.6 million for the fourth quarter of fiscal 2004.

For the fourth quarter of 2005, the Company reported a net loss of $0.4 million compared to net income of $2.0 million for 2004. The decrease in net income is primarily a result of the sale-leaseback transaction consummated in June 2005.
Rent expense in the fourth quarter of 2005 increased by $3.4 million over the same quarter of 2004.

FISCAL YEAR 2005 FINANCIAL RESULTS

Revenues for fiscal 2005 increased 3.2% to $352.3 million from $341.3 million for fiscal 2004. The growth in revenues is attributable primarily to a 24.4% increase in Foxtail revenues due to production contracts associated with Foxtail's new pie manufacturing line that began production during the second half of 2004. The increase in revenues is also attributable to an increase in comparable restaurant sales.

Food cost increased $3.9 million to $97.3 million for fiscal 2005 from $93.4 million for fiscal 2004.

Labor and benefits costs increased $1.0 million to $111.3 million for fiscal
2005 from $110.3 million for fiscal 2004.

Restaurant operating expenses increased $9.3 million to $73.7 million for fiscal
2005 from $64.4 million for fiscal 2004. This increase is primarily due to increased restaurant rent expense as a result of the sale-leaseback transaction consummated during 2005.

General and administrative expenses increased $0.5 million to $31.9 million for fiscal 2005 from $31.4 million for fiscal 2004.

After giving effect to $5.5 million of transaction costs, related to the acquisition of the Company by an affiliate of Castle Harlan, Inc., and $8.9 million of stock compensation expense the Company reported net income of $9.8 million for fiscal 2005 compared to $5.1 million for fiscal 2004.

ADJUSTED EBITDA

The following information has been prepared solely for informational purposes and will be disclosed to prospective lenders in connection with a proposed financing for The Restaurant Company.

The following table provides calculations of adjusted EBITDA. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or more meaningful than, earnings from operations, cash flows from operations or other traditional indications of a company's operating performance or liquidity.
Adjusted EBITDA information is included to provide comparability due to the Company's sale-leaseback transaction completed in June 2005 and the acquisition of the Company completed in September 2005.

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

(In Thousands)                                       Year Ended            Year Ended            Year Ended
                                                  December 25, 2005    December 25, 2005     December 25, 2005
                                                 -------------------- --------------------- ---------------------


NET (LOSS) INCOME                                $      (4,618)       $      5,145          $     2,000
(Benefit from) Provision for income taxes               (4,467)              1,504                 (247)
Net interest expense                                    18,876              16,121               16,586
Depreciation and amortization                           15,405              18,866               20,184
Former CEO compensation and expense                      1,134               1,112                  743
Corporate aircraft expenses                                817                 872                1,883
Transaction costs and management fees                    5,951                   -                    -
Asset write-down                                           260                 740                  455
 (Benefit from) provision for disposition of            (1,422)               (109)                 336
assets
Net loss from discontinued operations                        -                   -                   96
 Stock option plan expense                               8,925                 436                   19
Severance pay                                              135                 174                  424
Cash flow from closed stores                               147                 128                  163
GAAP rent                                               17,185              10,319                9,992
Cash rent (proforma for sale-leaseback)                (20,402)            (20,738)             (20,754)
Other adjustments                                          401                 290                   82
                                                 -------------------  --------------------  ---------------------
ADJUSTED EBITDA                                  $       38,327       $     34,860          $    31,962
                                                 ==================== ===================== =====================



ABOUT THE COMPANY

The Restaurant Company operates and franchises mid-scale full service restaurants, which serve a wide variety of high quality, moderately priced breakfast, lunch and dinner entrees. As of December 25, 2005, we operated 151 and franchised 331 Perkins Restaurants and Bakery's.

FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS." THESE STATEMENTS MAY
BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE,"
"BELIEVE," "CONTINUE," "COULD," "ESTIMATE," "EXPECT," "INTEND," "MAY," "MIGHT,"
"PLAN," "POTENTIAL," "PREDICT," "SHOULD," OR "WILL," OR THE NEGATIVE THEREOF OR
OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY.

TRC HAS BASED THESE FORWARD-LOOKING STATEMENTS ON ITS CURRENT EXPECTATIONS,
ASSUMPTIONS, ESTIMATES AND PROJECTIONS. WHILE THE COMPANY BELIEVES THESE
EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS ARE REASONABLE, SUCH
FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN
RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND ITS CONTROL. SOME OF THE KEY
FACTORS THAT COULD CAUSE ITS ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO
DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED
OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS INCLUDE THE FOLLOWING:

     o    COMPETITIVE PRESSURES AND TRENDS IN THE RESTAURANT INDUSTRY;
     o    PREVAILING PRICES AND AVAILABILITY OF FOOD, SUPPLIES AND LABOR;
     o    RELATIONSHIPS WITH FRANCHISEES AND FINANCIAL HEALTH OF FRANCHISEES;
     o    GENERAL ECONOMIC CONDITIONS AND DEMOGRAPHIC PATTERNS;
     o    DEVELOPMENT AND EXPANSION PLANS;
     o    PLANS WITH RESPECT TO THE POSSIBLE ACQUISITION OF THE MARIE
          CALLENDER'S BUSINESS AND THE FINANCING RELATED THERETO; AND
     o    STATEMENTS COVERING BUSINESS STRATEGY.

UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH FORWARD-LOOKING STATEMENTS. THE
FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE ARE MADE ONLY AS OF
THE DATE HEREOF. TRC DOES NOT UNDERTAKE AND SPECIFICALLY DECLINE ANY OBLIGATION
TO UPDATE ANY SUCH STATEMENTS OR TO PUBLICLY ANNOUNCE THE RESULTS OF ANY
REVISIONS TO ANY OF SUCH STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

                                     # # #

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

                     THE RESTAURANT COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In Thousands)

                                                  Successor              Predecessor
                                                 ----------- ------------------------------------
                                                  September   December
                                                  22, 2005    27, 2004-    Year Ended  Year Ended
                                                  December    September     December    December
                                                   25, 2005    21, 2005     26, 2004    28, 2003
                                                  ---------   ---------   ----------  -----------

REVENUES
     Food Sales                                   $  87,128   $  243,446  $ 319,737   $ 311,002
     Franchise and other revenue                      5,418       16,343     21,604      21,640
                                                  ---------   ----------  ----------  ---------
Total Revenues                                       92,546      259,789    341,341     332,642
                                                  ---------   ----------  ----------  ---------
COSTS AND EXPENSES:
  Cost of sales (excluding depreciation shown below):
    Food cost                                        27,346       69,976     93,439      89,490
    Labor and benefits                               28,902       82,352    110,312     110,115
    Operating expenses                               20,238       53,438     64,397      64,283
  General and administrative                          8,233       23,711     31,395      29,077
  Transaction costs                                     867        4,632          -           -
  Stock compensation                                      -        8,925          -           -
  Depreciation and amortization                       3,589       11,816     18,866      20,184
  Interest, net                                       5,496       13,380     16,121      16,586
  (Benefit from) provision for disposition of          (904)        (518)      (109)        336
assets, net
  Lease Termination                                       -            -          -         761
  Asset write-down                                       12          248        740         455
  Other, net                                           (105)        (214)      (469)       (494)
                                                  ---------   ----------   --------   ---------
Total Costs and Expenses                             93,674      267,746    334,692     330,793
                                                  ---------   ----------   --------   ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES                                  (1,128)      (7,957)     6,649       1,849
BENEFIT FROM (PROVISION FOR) INCOME TAXES               650        3,817     (1,504)        247
                                                  ---------   ----------   ---------  ---------
(LOSS) INCOME FROM CONTINUING OPERATIONS               (478)      (4,140)     5,145       2,096
DISCONTINUED OPERATIONS:
  Loss from discontinued operations of Sage Hen           -            -          -        (154)
  Income tax benefit                                      -            -          -          58
                                                  ---------   ----------   ---------  ---------
LOSS FROM DISCONTINUED OPERATIONS                         -            -          -         (96)
                                                  ---------   ----------   ---------  ---------
NET (LOSS) INCOME                                 $    (478)  $   (4,140)  $  5,145   $   2,000
                                                  =========   ==========   =========  =========

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

                                               THE RESTAURANT COMPANY AND SUBSIDIARIES
                                                     CONSOLIDATED BALANCE SHEETS
                                                (In Thousands, Except Share Amounts)

                                                                                                 Successor           Predecessor
                                                                                             -----------------    -----------------
                                                                                             December 25, 2005    December 26, 2004
                                                                                             -----------------    -----------------
                         ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                                   $     4,474             $   17,988
  Restricted cash                                                                                   8,225                  5,853
  Trade receivables, less allowance for doubtful accounts of $1,584 and $1,279                     10,554                 10,268
  Inventories, at the lower of first-in, first-out cost or market                                   6,971                  7,166
  Escrow deposits                                                                                  18,162                      -
  Prepaid expenses and other current assets                                                         3,188                  1,228
  Deferred income taxes                                                                             2,845                  2,579
                                                                                              -----------             ----------
   Total current assets                                                                            54,419                 45,082
                                                                                              -----------             ----------
PROPERTY AND EQUIPMENT, at cost, net of accumulated depreciation                                   42,433                113,011
   and amortization
GOODWILL                                                                                          154,049                 57,961
INTANGIBLE ASSETS, net of accumulated amortization of $476 and $5,914                              47,779                  6,609
DEFERRED INCOME TAXES                                                                                   -                  7,880
OTHER ASSETS                                                                                        9,738                  7,242
                                                                                              -----------             ----------
                                                                                              $   308,418             $  237,785
                                                                                              ===========             ==========
        LIABILITIES AND STOCKHOLDER'S INVESTMENT
CURRENT LIABILITIES:
  Current maturities of capital lease obligations                                             $       277                    331
  Accounts payable                                                                                  9,474                  9,980
  Franchisee advertising contributions                                                              4,752                  3,851
  Accrued expenses                                                                                 39,603                 23,435
                                                                                              -----------             ----------
   Total current liabilities                                                                       54,106                 37,597
                                                                                              -----------             ----------
CAPITAL LEASE OBLIGATIONS, less current maturities                                                    260                    537
LONG-TERM DEBT                                                                                    187,503                147,438
DEFERRED TAX LIABILITY                                                                             12,573                      -
OTHER LIABILITIES                                                                                   3,331                  8,927
DUE TO PARENT                                                                                           -                 47,715
STOCKHOLDER'S INVESTMENT:
  Common stock, $.01 par value, 100,000 shares authorized,
   10,820 issued and outstanding                                                                        1                      1
  Accumulated Other Comprehensive Income                                                               14                     75
  Retained Earnings (deficit)                                                                      50,630                 (4,505)
                                                                                              -----------             ----------
                                                                                                   50,645                 (4,429)
                                                                                              -----------             ----------
                                                                                              $   308,418             $  237,785
                                                                                              ===========             ==========

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

                                               THE RESTAURANT COMPANY AND SUBSIDIARIES
                                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                           (In Thousands)


                                                            Successor                    Predecessor
                                                          -------------  ------------------------------------------
                                                          September 22,   December 27,
                                                             2005 -          2004 -      Year Ended     Year Ended
                                                          December 25,   September 21,  December 26,   December 28,
                                                              2005            2005          2005           2003
                                                          -------------  -------------  -------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                          $     (478)     $   (4,140)   $    5,145      $  2,000
Adjustments to reconcile net income
  to net cash provided by operating activities:
Depreciation and amortization                                   3,589          11,816        18,866        20,184
Accretion of Senior Discount Notes                                  -               -             -             7
Amortization of Discount                                           74               -             -             -
Payments on notes receivable of franchise fees                    505             293           268           302
(Benefit from) provision for disposition of assets               (904)           (518)         (109)          336
Asset write-down                                                   12             248           740           455
Other non-cash income and expense items, net                       75           2,417           752           594
Net changes in other operating assets and liabilities           4,932         (19,657)       (2,535)       (3,517)
                                                           ----------      ----------    ----------      --------
Total adjustments                                               8,283          (5,401)       17,982        18,361
                                                           ----------      ----------    ----------      --------
Net cash provided by (used in) operating activities             7,805          (9,541)       23,127        20,361
                                                           ----------      ----------    ----------      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for property and equipment                         (3,250)         (6,271)      (11,874)       (9,740)
  Acquisition of predecessor's business                      (224,891)              -             -             -
  Proceeds from sale of property and equipment                  1,353         137,228         3,490            29
                                                           ----------      ----------    ----------      --------
  Net cash (used in) provided by investing activities        (226,788)        130,957        (8,384)       (9,711)
                                                           ----------      ----------    ----------      --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments under capital lease obligations              (77)           (254)         (467)         (648)
  Payments on long-term debt                                   (6,600)       (148,009)            -       (14,603)
  Proceeds from long-term debt                                190,029           4,000             -         3,750
  Debt issuance costs                                          (9,288)              -             -             -
  Proceeds for stock option redemption                              -           9,645             -             -
  Capital contribution from parent                             44,607               -             -             -
  Distribution to RHC                                               -               -        (1,250)            -
                                                           ----------      ----------    ----------      --------
  Net cash provided by (used in) financing activities         218,671        (134,618)       (1,717)      (11,501)
                                                           ----------      ----------    ----------      --------

  Net increase (decrease) in cash and cash equivalents           (312)        (13,202)       13,026          (851)

CASH AND CASH EQUIVALENTS:
  Balance, beginning of year                                    4,786          17,988         4,962         5,813
                                                           ----------      ----------    ----------      --------
  Balance, end of year                                     $    4,474      $    4,786    $   17,988      $  4,962
                                                           ==========      ==========    ==========      ========

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